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                                                                    EXHIBIT 23.1
                                                                    ------------

                        Consent of Independent Auditors


We consent to the incorporation by reference in the following registration statements of our report dated February 7, 1995 with respect to the consolidated financial statements of CoreStates Financial Corp incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994:

     (a) The Registration Statement (Form S-8 No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 2-91176), the Registration Statement (Form S-8 No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan,

     (b) The Registration Statement (Form S-8 No. 33-32934) and prospectus relating to the CoreStates Savings Plan,

     (c) The Registration Statement (Form S-8 No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan,

     (d) The Registration Statement (Form S-3 No. 33-57034) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Capital Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation,

     (e) The Registration Statement (Form S-3 No. 33-54049) and prospectus and prospectus supplement pertaining to $1,000,000,000 in aggregate amount of Debt Securities and warrants issuable by CoreStates Capital Corp and the related guarantees of the Corporation and Preferred Stock, Depository Shares and Common Stock issuable by the Corporation,

     (f) The Registration Statement (Form S-4 No. 33-7286) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of New Jersey National Corporation,

     (g)  The Registration Statement (Form S-4, as amended by Form S-8,
          No. 33-31896) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options and stock appreciation rights and outstanding 5-1/2% Convertible Subordinated Debentures, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Pennsylvania Corporation,

     (h)  The Registration Statement (Form S-4, as amended by Form S-8,
          No. 33-48422) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of First Peoples Corporation,

     (i) The Registration Statement (Form S-3, as amended by Post Effective Amendment No. 1, No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan,

     (j)  The Registration Statement (Form S-4, as amended by Form S-8,
          No. 33-51429) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligation in respect to which were assumed by the Corporation in connection with the acquisition of Constellation Bancorp,

     (k)  The Registration Statement (Form S-4, as amended by Form S-8,
          No. 33-53539) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Independence Bancorp, Inc., and

     (l)  The Registration Statement (Form S-4, as amended by Form S-8,
          No. 33-55505) and prospectus relating to shares of the Corporation Common Stock issuable upon the exercise of stock options, the obligations in respect to which were assumed by the Corporation in connection with the acquisition of Germantown Savings Bank.


                                                    /s/Ernst & Young LLP



Philadelphia, Pennsylvania
March 15, 1995